EXHIBIT 10.4

FOURTH AMENDMENT TO MORTGAGE

WAREHOUSE LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Mortgage Warehouse Loan and Security Agreement (this “Amendment”), made by and between CRESCENT MORTGAGE SERVICES, INC., a Georgia corporation, as borrower (“Borrower”), and COLONIAL BANK, an Alabama banking corporation, as lender (“Lender”), is dated as of the 31st day of January, 2003.

R E C I T A L S:

Pursuant to that certain Mortgage Warehouse Loan and Security Agreement dated as of December 20, 1999, as amended by that certain First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of July 31, 2000, that certain Second Amendment to Mortgage Warehouse Loan and Security Agreement dated as of June 25, 2001, and that certain Third Amendment to Mortgage Warehouse Loan and Security Agreement dated as of July 31, 2002 (as heretofore amended, the “Agreement”), Lender made available to Borrower, subject to the terms and conditions thereof, a resolving line of credit loan in the maximum aggregate principal amount not to exceed $40,000,000.00 (the “Line of Credit”), secured by Borrower’s assignment and pledge to Lender of certain mortgage loans and related collateral, for the purpose of assisting Borrower in its business of originating and making such loans.

Borrower has requested that Lender agree to temporarily increase the maximum amount available under the Line of Credit from $40,000,000.00 to $55,000,000.00, to make corresponding temporary increases to the existing Sublimits thereunder, to add a new Sublimit E (as hereinafter defined) thereunder for warehousing Eligible Non-Conforming Mortgage Loans (as hereinafter defined), and to make certain other modifications to the Agreement, and Lender is willing to do so, but only on the express condition, among others, that Borrower enter into this Amendment, pursuant to which the Agreement shall be amended and modified.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto do hereby agree, each with the other, as follows:

1. If not otherwise defined herein or the context shall not expressly indicate otherwise, all capitalized terms which are used herein shall have their respective meanings given to them in the Agreement.

2. Section 1.1 (Defined Terms) of the Agreement is hereby amended as follows:

(A) By amending and restating the definition of “Advance” to read in its entirety as follows:

“Advance” shall mean a Sublimit A Advance, a Sublimit B Advance, a Sublimit C Advance, a Sublimit D Advance and/or a Sublimit E Advance, as applicable, in each case pursuant to an Advance Request.

(B) By amending and restating the definition of “Advance Rate Amount” to read in its entirely as follows:

“Advance Rate Amount” shall mean (i) with respect to any Eligible Conforming Mortgage Loan, an amount equal to ninety-nine percent (99%) of the amount to be paid by the Approved Investor for the Mortgage Loan pursuant to a binding Investor Commitment (i.e., “commitment”), not to exceed the current unpaid principal balance of such Mortgage Loan (i.e., “par”), (ii) with respect to any Eligible Gestation Mortgage Loan, an amount equal to ninety-nine percent (99%) of commitment, not to exceed par, (iii) with respect to any Eligible Repurchased Mortgage Loan, an amount equal to ninety percent (90%) of the lesser of (a) the repurchase price of the Mortgage Loan or (b) the current (within forty-five (45) days) appraised value of such Mortgage Loan, (iv) with respect to any Eligible Non-Conforming Mortgage Loan, an amount equal to ninety-eight percent (98%) of the lesser of par or commitment, and (v) with respect to any Eligible Wet Mortgage Loan, an amount equal to the Advance Rate Amount applicable to the Type of Mortgage Loan supporting the Advance.

(C) By adding a definition of “Collateral Value” thereto which reads in its entirety as follows:

“Collateral Value” shall mean with respect to any Eligible Mortgage Loan, the Advance Rate Amount applicable to the Type of Mortgage Loan involved.

(D) By amending and restating the definition of “Commitment” to read in its entirety as follows:

“Commitment” shall mean the commitment of Lender to make Advances to Borrower which Advances in the aggregate, subject to each applicable Sublimit, shall not exceed (i) $55,000,000.00 at any time outstanding before the Reduction Date or (ii) $40,000,000.00 at any time outstanding on or after the Reduction Date. The Commitment shall automatically decrease on the Reduction Date without notice or other action of any kind on the part of Borrower, Lender or any other Person.

(E) By amending and restating the definition of “Eligible Mortgage Loan” to read in its entirety as follows:

“Eligible Mortgage Loan” shall mean a Mortgage Loan owned by Borrower conforming to the requirements of one Type of Mortgage Loan with respect to which each of the following statements is true and correct:

(a) such Mortgage Loan is a binding and valid obligation of the Obligor thereon, is in full force and effect and is enforceable in accordance with its terms;

(b) such Mortgage Loan is secured by a first priority mortgage (or deed of trust) on the Property encumbered thereby or, in the case of an Eligible Non-Conforming Mortgage Loan, a first or second priority mortgage (or deed of trust) on the Property encumbered thereby;

(c) such Mortgage Loan is genuine, in all respects, as appearing on its face or as represented in the books and records of Borrower, and all information set forth therein is true and correct;

(d) such Mortgage Loan is free of any material default (other than as permitted in subsection (e) below) of any party thereto (including Borrower), counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all rights thereof, whether by operation of law or otherwise;

(e) no payment under such Mortgage Loan is more than thirty (30) days past due the payment due date set forth in the underlying promissory note and mortgage (or deed of trust);

(f) such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein;

(g) such Mortgage Loan is in all respects as required by and in accordance with all applicable laws and regulations governing the same, including the federal Consumer Credit Protection Act and the regulations promulgated thereunder, the federal Truth-in-Lending Act and the regulations promulgated thereunder, and all applicable usury laws and restrictions; and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with such Mortgage Loan have been given and performed as required;

(h) all advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of such sums has been loaned, directly or indirectly, by Borrower to the Obligor thereon;

(i) at all times such Mortgage Loan will be free and clear of all liens, encumbrances, charges, rights and interests of any kind (other than Investor Commitments), except in favor of Lender hereunder;

(j) the Property encumbered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended insurance coverage (including flood plain insurance if such Property is located in a federally designated flood plain) in accordance with the provisions of such Mortgage Loan with Borrower named as a loss payee thereon;

(k) the Property encumbered by such Mortgage Loan is free and clear of all Liens except Liens in favor of Borrower, which has assigned any and all such Liens to Lender hereunder, subject only to (i) Liens junior in priority to the Lien of Borrower; (ii) the Lien of real property taxes and assessments not yet due and payable; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, as of the date of recording, being acceptable to mortgage lending institutions generally and specifically referred to in a lender’s title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (B) that do not materially adversely affect the appraised value of such Property as set forth in such appraisal; and (iv) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage Loan or the use, enjoyment, value or marketability of the related Properly;

(l) if the promissory note for such Mortgage Loan (or any other documentation relating thereto) has been withdrawn from the possession of Lender on terms and subject to conditions set forth in Section 4.4 hereof, (i) such promissory note or other documentation has been released to Borrower for purposes of correcting clerical or other non-substantive documentation problems pursuant to a Trust Receipt as permitted under Section 4.4(a) hereof, such release has occurred within the immediately preceding ten (10) days and the Collateral Value of the Mortgage Loan for which such note or other documentation has been released, when added to the Collateral Value of all other Mortgage Loans for which notes or other documentation have been similarly released to Borrower, does not exceed $500,000.00 or (ii) such promissory note and any related documentation for such Mortgage Loan have been shipped by Lender directly to an Approved Investor for purchase, as permitted under Section 4.4(b) hereof, such shipment has occurred within the immediately preceding (x) forty-five (45) days in the case of the shipment of Mortgage Loans to an Approved Investor if such Approved Investor is a housing authority constituting a Governmental Authority, and (y) twenty-five (25) days in all other cases, and, in the case of clause (x), the Collateral Value of such Mortgage Loan, when added to the Collateral Value of all other Mortgage Loans for which promissory notes or other documentation has been similarly shipped, does not exceed $1,000,000.00;

(m) with respect to Conventional Mortgage Loans, in the event the loan-to-value ratio of such Mortgage Loan exceeds eighty percent (80%), such Mortgage Loan is the subject of a private mortgage insurance policy issued in favor of Borrower by an insurer approved by FNMA, FHLMC, GNMA or the Approved Investor issuing the Investor Commitment for such Mortgage Loan;

(n) the date of the promissory note is no earlier than sixty (60) days prior to the date the Advance secured by such Mortgage Loan is made by Lender to Borrower or, if the interest rate applicable to such Mortgage Loan has converted to a fixed rate, the date of such conversion is no earlier than sixty (60) days prior to the date the Advance secured by such Mortgage Loan is made by Lender to Borrower;

(o) such Mortgage Loan is insured by the FHA or guaranteed by the VA (or is eligible for such insurance or guaranty and said insurance or guaranty will be in place within 30 days from the date of funding under such Mortgage Loan), and or fully conforms to all underwriting and other requirements of FNMA, FHLMC, FHA VA or one of the Approved Investors;

(p) such Mortgage Loan has not aged longer than the Warehouse Period applicable thereto, unless specifically agreed otherwise by Lender on a case-by-case basis;

(q) each of the promissory notes delivered to Lender evidences a Mortgage Loan with respect to which there exists either (i) a binding and valid Investor Commitment to purchase such Mortgage Loan which is fully enforceable in accordance with its terms or (ii) if sold or to be sold on a “pool” basis, has been included in a pool of Mortgage Loans in which Mortgage-Backed Securities will represent interests under valid, binding and enforceable Investor Commitments covering 100% of such Mortgage Loans warehoused with Lender and included in such pool sale;

(r) (i) Borrower has delivered (or caused to be delivered) to Lender an Advance Request in the form of Exhibit B-l, appropriately completed for the Type of Advance requested (unless a different form of Advance Request has been specified by Lender for Sublimit B Advances, in which case. Borrower has delivered or caused to be delivered an Advance Request in the required form or unless such Advance Request has been transmitted to Lender electronically as permitted by Section 2.2(a), in which case. Borrower has delivered, or caused to be delivered, to Lender a Confirmation of Electronic Advance Request in the form of Exhibit B-2). (A) accompanied by those documents described on Exhibit C to this Agreement for such Mortgage Loan to Lender on or prior to the date the Advance secured by such Mortgage Loan is made by Lender to Borrower or (B) if such documents do not accompany said Advance Request: (1) Borrower or Lender’s agent/bailee holds said documents in trust for Lender and (2) such documents are received by Lender within five (5) Banking Days after the date the Advance secured by such Mortgage Loan is made by Lender to Borrower: (ii) if applicable, Borrower has delivered (or caused to be delivered) to the Certificating Custodian, on or prior to the date the Advance secured by such Mortgage Loan is made by Lender to Borrower, the documentation for such Mortgage Loan that the Certificating Custodian is required under the applicable Agency Guide to examine, for completeness and acceptability, for purposes of initially determining the suitability of such Mortgage Loan for inclusion in a mortgage loan pool supporting a Mortgage-Backed Security, (iii) Borrower or Lender’s agent/bailee holds in trust for Lender those items described in Exhibit D; and (iv) there has been delivered to Lender, if Lender has so requested in writing, the additional items described on Exhibit D; and

(s) except for the existence of a commitment to sell such Mortgage Loan on a servicing-released basis and or on a concurrent basis, such Mortgage Loan is not subject to any servicing arrangement with any Person other than Borrower nor are any servicing rights relating to such Mortgage Loan subject to any lien, claim, interest or negative pledge in favor of any Person other than as permitted hereunder.

(F) By adding a definition of “Eligible Non-Conforming Mortgage Loan” thereto which reads in its entirety as follows:

“Eligible Non-Conforming Mortgage Loan” shall mean a Mortgage Loan with respect to which each of the following statements is true and correct:

(a) such Mortgage Loan is an Eligible Mortgage Loan, except that if such Mortgage Loan otherwise meets the requirements of an Eligible Mortgage Loan, such Mortgage Loan may be secured by a second priority (rather than a first priority) mortgage (or deed of trust) on the Property encumbered thereby;

(b) the Property encumbered by such Mortgage Loan is owner occupied and is not an investment property, except that Mortgage Loans may be eligible even if they are held as investment property if such Mortgage Loans are (i) rated “A” or “B” or (ii) underwritten and approved by the Approved Investor issuing the Investor Commitment for such Mortgage Loan if rated below “B”;

(c) such Mortgage Loan conforms to the credit quality guidelines utilized by Fitch IBCA or such other nationally recognized credit ratings agency or firm as specified by Lender as set forth in Exhibit E and otherwise conforms to all underwriting and other requirements of one of the Approved Investors other than FNMA, FHLMC or FHA VA (such as by way of illustration and not limitation. Mortgage Loans which are A-. B or C rated mortgage loans, high loan-to-value ratio, second mortgages or HELOC’s). which underwriting and other requirements are customary in the mortgage banking industry and have been approved by Lender in writing, except that Mortgage Loans rated “D” or below shall be ineligible;

(d) such Mortgage Loan is pre-sold on a “Flow basis” or, if sold on a “bulk basis”, is underwritten to specific Approved Investor guidelines deeming it eligible for purchase pending documentation review;

(e) such Mortgage Loan has not aged longer than the applicable Warehouse Period and, if included in the warehouse for a period in excess of ninety (90) days, 5% (based on initial Advance Rate Amount) of the Advance related to such Mortgage Loan has been repaid on or before the 91st day in warehouse; and

(f) the initial principal amount of such Mortgage Loan, if underwritten by Borrower, does not exceed $650,000.00, or if the initial principal amount thereof exceeds $650,000.00 such Mortgage Loan has been underwritten and approved by the Approved Investor under such Investor Commitment.

(G) By amending and restating the definition of “Eligible Repurchased Mortgage Loan” to read in its entirety as follows:

“Eligible Repurchased Mortgage Loan” shall mean a Mortgage Loan with respect to which each of the following statements is true:

(a) such Mortgage Loan meets the requirements of subparagraphs (a), (b), (c), (f), (g), (h), (i), (j), (k), (m), (p) and (r) of the definition of Eligible Mortgage Loan;

(b) such Mortgage Loan currently is not eligible for purchase by an Approved Investor as either an “Eligible Conforming Mortgage Loan” or an “Eligible Non-Conforming Mortgage Loan”, but it either meets the requirements set forth in subparagraph (b) of the definition of “Eligible Conforming Mortgage Loan” or meets the requirements set forth in subparagraphs (b) and (c) of the definition of “Eligible Non-Conforming Mortgage Loan”;

(c) such Mortgage Loan was originally sold by Borrower to an Approved Investor and subsequently repurchased by Borrower from such Approved Investor in accordance with the terms of the applicable Investor Commitment or became, for reasons that do not adversely affect or impair the enforceability of such Mortgage Loan against the Obligor, ineligible for purchase by an Approved Investor as either an “Eligible Conforming

Mortgage Loan” or an “Eligible Non-Conforming Mortgage Loan” as long as such Mortgage Loan initially met the applicable underwriting criteria;

(d) such Mortgage Loan was not repurchased by Borrower from such Approved Investor as a result of any issue concerning the appraisal of the Property encumbered by such Mortgage Loan (or, if such Mortgage Loan was repurchased by Borrower from such Approved Investor as a result of any issue concerning the appraisal of the Property encumbered by such Mortgage Loan, the Property has been reappraised to Lender’s satisfaction by a different appraiser);

(e) if the promissory note for such Mortgage Loan (or any other documentation relating thereto) has been withdrawn from the possession of Lender on terms and subject to the conditions set forth in Section 4.4(a) of this Agreement. (i) such promissory note or other documentation has been released to Borrower pursuant to a Trust Receipt as permitted under Section 4.4(a) of this Agreement and such release has occurred within the immediately preceding ten (10) days or (ii) such promissory note or other documentation has been released to an attorney, trustee or other third party conducting foreclosure proceedings on behalf of Borrower (for purposes of prosecuting such foreclosure proceedings) pursuant to a Bailment Letter as permitted under this Agreement; provided that the Collateral Value of the Mortgage Loan for which such promissory note or other documentation has been released, when added to the Collateral Value of all other Mortgage Loans for which notes or other documentation have been similarly released to Borrower, does not exceed $1,000,000.00;

(f) such Mortgage Loan has not aged longer than the applicable Warehouse Period and, if included in the warehouse for a period in excess of (i) ninety (90) days, 15% (based on the initial value) of the Mortgage Loan has been repaid on or before the 91st day in the warehouse, (ii) one hundred eighty (180) days, an additional 25% (based on the initial value) of the Mortgage Loan has been repaid on or before the 181st day in the warehouse, (iii) two hundred seventy (270) days, an additional 25% (based on the initial value) of the Mortgage Loan has been repaid on or before the 271st day in the warehouse, and (iv) three hundred sixty (360) days, the final 25% (based on the initial value) of the Mortgage Loan has been repaid on or before the 360th day in the warehouse; and

(g) (i) Borrower has delivered (or caused to be delivered) to Lender those items for such Mortgage Loan described on Exhibit C to this Agreement prior to the Advance supported by such Mortgage Loan, plus a current (within 45 days) appraisal of the properly securing such Mortgage Loan and an original assignment of mortgage (or deed of trust) in favor of Lender (in recordable form and which will be recorded at Lender’s option); (ii) Borrower or a third party approved by Lender holds in trust for the Lender those items described in Exhibit D to this Agreement; and (iii) Borrower has delivered (or caused to be delivered) to Lender, if Lender has so requested in writing, the additional items described on Exhibit D to this Agreement.

(H) By adding a definition of “FICO Score” thereto which reads in its entirety as follows:

“FICO Score” shall mean the Fair Isaac & Company or similar computer analytical objective scoring model ascertaining a borrower’s credit reputation based on a scale of 350-900, the lower the number, the greater the probability of default.

(I) By amending and restating the definition of “LIBOR Rate” to read in its entirely as follows:

“LIBOR Rate” shall mean the rate that appears on the display designated as page, “3750” of the Telerate Service (or such other page as may replace page 3750 of that service) as of 11:00 a.m.. Orlando time, on each Banking Day or, if not so reported on such service, as otherwise quoted by Lender from time to time, as the 30-day LIBOR Rate, adjusted daily with each change in the 30-day LIBOR Rate: provided, however, in no event shall the LIBOR Rate be less than the floor rate per annum equal to 2.50% (which floor rate may be changed from time to time by Lender after consultation with the Treasurer of Lender) or greater than the ceiling rate per annum equal to the Prime Rate.

(J) By amending and restating the definition of “Prime Rate” to read in its entirety as follows:

“Prime Rate” shall mean the fluctuating interest rate per annum announced by Lender from time to time as its Prime Rate as such Prime Rate may change from time to time, adjusted daily with each change in such Prime Rate (which interest rate is only a benchmark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of Lender): provided, however, in no event shall the Prime Rate be less than the floor rate per annum equal to 5.50% (which floor rate may be changed from time to time by Lender after consultation with the Treasurer of Lender).

(K) By adding a definition of “Reduction Date” thereto which reads in its entirety as follows:

“Reduction Date” shall mean March 3, 2003 (thirty (30) days after the date of the Fourth Amendment to the Agreement).

(L) By amending and restating the definition of “Servicing Rights Value” to read in its entirety as follows:

“Servicing Rights Value” shall mean as of the date of determination, the lesser of (i) eighty percent (80%) of the most recent quarterly Appraised Value of Borrower’s Eligible Servicing Portfolio (if such an appraisal is obtained) or (ii) one percent (1.00%) of the ending principal balance of Borrower’s Eligible Servicing Portfolio as of the end of applicable calendar month (if no such appraisal is obtained).

(M) By amending and restating the definition of “Sublimit A” to read in its entirety as follows:

“Sublimit A” shall mean a portion of the Line of Credit up to but not exceeding $55,000,000.00 prior to the Reduction Dale or $40,000,000.00 on or after the Reduction Date, which shall be available to warehouse Sublimit A Mortgage Loans.

(N) By amending and restating the definition of “Sublimit B” to read in its entirety as follows:

“Sublimit B” shall mean a portion of the Line of Credit up to but not exceeding ($13,750,000.00 [increasing to $19,250,000.00 during the last live (5), followed by the first five (5) Banking Days of each month] prior to the Reduction Date, or $10,000,000.00 [increasing to $14,000,000.00 during the last five (5), followed by the first five (5) Banking Days of each month] on or after the Reduction Date, which shall be available to warehouse Sublimit B Mortgage Loans.

(O) By amending and restating the definition of “Sublimit C” to read in its entirety as follows:

“Sublimit C” shall mean a portion of the Line of Credit up to but not exceeding $27,500,000.00 prior to the Reduction Date or $20,000,000.00 on or after the Reduction Date, which shall be available to warehouse Sublimit C Mortgage Loans.

(P) By amending and restating the definition of “Sublimit D” to read in its entirely as follows:

“Sublimit D” shall mean a portion of the Line of Credit up to but not exceeding $770.000.00 prior to the Reduction Date or $560,000.00 on or after the Reduction Date, which shall be available to warehouse Sublimit D Mortgage Loans.

(Q) By adding a definition of “Sublimit E” thereto which reads in its entirety as follows:

“Sublimit E” shall mean a portion of the Line of Credit up to but not exceeding $5,500,000.00 prior to the Reduction Date or $4,000,000.00 on or after the Reduction Date, which shall be available to warehouse Sublimit E Mortgage Loans.

(R) By adding a definition of “Sublimit E Advance” thereto which reads in its entirety as follows:

“Sublimit E Advance” shall mean an Advance pursuant to an Advance Request made by Lender to Borrower pursuant to Section 2. l(e) for the purposes set forth in Section 5.9.

(S) By adding a definition of “Sublimit E Mortgage Loans” thereto which reads in its entirety as follows:

“Sublimit E Mortgage Loans” shall mean Eligible Non-Conforming Mortgage Loans funded by Lender under Sublimit E Advances.

(T) By amending and restating the definition of “Type” to read in its entirety as follows:

“Type” shall mean (a) when used in respect of any Mortgage Loan, an Eligible Conforming Mortgage Loan, an Eligible Wet Mortgage Loan, an Eligible Gestation Mortgage Loan, an Eligible Repurchased Mortgage Loan, or an Eligible Non-Conforming Mortgage Loan, and (b) when used in respect of any Advance, a Sublimit A Advance, a Sublimit B Advance, a Sublimit C Advance, a Sublimit D Advance, or a Sublimit E Advance.

(U) By amending and restating the definition of “Warehouse Period” to read in its entirety as follows:

“Warehouse Period” shall mean, for any Mortgage Loan, the period commencing on the Advance Date for such Mortgage Loan and ending on the first to occur of: (i) in the case of any Sublimit A Advance, ninety (90) days after such Advance Date: (ii) in the case of any Sublimit B Advance, five (5) Banking Days alter such Advance Date unless the Required Documents and, if requested by Lender, the Additional Required Documents, supporting such Advance have been delivered to and accepted by Lender: (iii) in the case of any Sublimit C Advance, forty-five (45) days after such Advance Date (provided the total combined Warehouse Period under Sublimit A and Sublimit C shall not exceed 120 days): (iv) in the case of any Sublimit D Advance, three hundred sixty (360) days after such Advance Date; provided, however, on or before each of the 91st day in the warehouse, the 181st day in the warehouse, the 271st day in the warehouse, and the 360th day in the warehouse, the amounts required for such Mortgage Loan to constitute an Eligible Repurchased Mortgage Loan must be repaid; (v) in the case of any Sublimit E Advance, one hundred twenty (120) days after such Advance Date; provided, however, on or before the 91st day in the warehouse, the amount required for such Mortgage Loan to constitute an Eligible Non-Conforming Mortgage Loan must be repaid; (vi) expiration of the Investor Commitment for such Mortgage Loan or certificate covering same; if applicable, within ten (10) days after redelivery by Lender to Borrower of any non-conforming instrument or document for correction unless Borrower has completed correction thereof and has delivered the same to Lender within such 10-day period; or (vii) in the case of any Sublimit A Advance. Sublimit C Advance or Sublimit E Advance, five (5) Banking Days after the Mortgage Loan supporting such Advance is rejected by an Approved Investor for any reason unless such Mortgage Loan is re-committed within such time period.

3. Section 2.1 (Commitment) of the Agreement is hereby amended to amend and restate subsection (e) thereof in its entirety and to add a new subsection (f) thereto, such subsections to read in their entireties as follows:

(e) Sublimit E Advances. Subject to and upon the terms and conditions herein set forth. Lender agrees at any time and from time to time during the Advance Period, to make Sublimit E Advances to Borrower in an aggregate principal amount which, (i) when added to the aggregate principal amount of all other then outstanding Sublimit E Advances does not exceed the maximum amount of Sublimit E or (ii) when added to the aggregate principal amount of all other then outstanding Advances does not exceed the Commitment. Within the foregoing limits and subject to the conditions set forth in Article 3. Borrower may borrow and reborrow Sublimit E Advances under Section 2.2 and prepay Sublimit E Advances under Section 2.8.

(f) Limitation on Aggregate Advances; Individual Advances. Notwithstanding any other provisions of this Agreement, the aggregate principal amount of all Advances at any time outstanding shall not exceed the lesser of: (A) the Commitment or (B) the aggregate Collateral Value of the Mortgage Loans funded with such Advances and warehoused with Lender hereunder. Notwithstanding any other provisions of this Agreement, the principal amount of any Advance shall not exceed the Advance Rate Amount for an Advance of the applicable Type.

4. Section 2.2 (Method of Borrowing) of the Agreement is hereby amended to amend and restate subsection (e) thereof in its entirety to read as follows:

(e) Further, by delivering an Advance Request to Lender in accordance with subsection (a) above. Borrower shall be deemed to represent and warrant to Lender at and as of the date of such Advance Request and as of the Advance Date that with respect to such Mortgage Loan supporting such Advance, each of the statements set forth in the definition of Eligible Conforming Mortgage Loan, Eligible Wet Mortgage Loan, Eligible Non-Conforming Mortgage Loan, Eligible Repurchased Mortgage Loan, or Eligible Gestation Mortgage Loan, as the case may be, is true and correct.

5. Section 2.3 (Disbursement of Funds) of the Agreement is hereby amended and restated to read in its entirety as follows:

Section 2.3 Disbursement of Funds.

Subject to Section 2.1 and the other provisions of this Agreement, no later than 2:00 p.m. (Orlando time) on each Advance Date. Lender shall make available to Borrower the full amount of the Advance requested by Borrower in the Advance Request by deposit of such funds to the Master Advance Account or in such other manner as Lender may agree. Funds so deposited in the Master Advance Account shall be transferred by Lender from time to time to the Controlled Disbursement Account to pay items drawn by Borrower on the Controlled Disbursement Account for the purpose of funding Eligible Mortgage Loans: provided, however. Lender shall not be obligated to pay any items at any time drawn on any of Borrower’s accounts maintained with Lender if such payment would result in an overdraft in any such account, and Borrower agrees that Lender shall not incur any liability to Borrower or any other Person for returning any such items. Notwithstanding the foregoing, in the event Borrower has requested Lender to release a Mortgage Loan pursuant to Section 4.4(a) or 4.4(b) prior to clearance and payment of the closing check which funded such Mortgage Loan, the proceeds of the Advance related to such Mortgage Loan may be deposited upon disbursement by Lender to the Administrative Account, and further, if the closing check which funded a Mortgage Loan has been returned for endorsement (or for any other reason), the funds initially transferred from the Master Advance Account to the Controlled Disbursement Account to pay such check may be re-transferred by Lender to the Administrative Account until such check is again presented for payment.

6. Section 2.4 (Note) of the Agreement is hereby amended to delete the term “$40,000,000.00” therefrom and to substitute the term “$55,000,000.00” in lieu thereof.

7. Section 2.5 (Interest) of the Agreement is hereby amended to amend and restate subsection (a) thereof in its entirety to read as:

(a) Except as otherwise provided in this Agreement (including the last three sentences of this Section 2.5(a)), the principal amount of each Advance owed to Lender shall bear interest at an annual interest rate equal to the lesser of: (i) the Maximum Rate or (ii) (A) for Sublimit A Advances, the LIBOR Rate plus 1.25% (125 basis points), floating daily, subject, however, to adjustment to the

LIBOR Rate plus 1.50% (150 basis points), floating daily, if the Mortgage Loan funded with such Advance is warehoused with Lender for more than sixty (60) days. (B) for Sublimit B Advances, the LIBOR Rate plus 1.55% (155 basis points), floating daily, (C) for Sublimit C Advances, the LIBOR Rate plus 1.15% (115 basis points), floating daily. (D) for Sublimit D Advances, the Prime Rate, floating daily, and (E) for Sublimit E Advances, the LIBOR Rate plus 1.45% (145 basis points), floating daily, subject, however, to adjustment to the LIBOR Rate plus 1.70% (170 basis points), floating daily, if the Mortgage Loan funded with such Advance is warehoused with Lender for more than sixty (60) days. In the event Lender is holding Buy-Down Deposits and no Potential Default or Event of Default has occurred, the interest rate on Advances made by Lender may be reduced to the Buy-Down Rate for such portion of the Advances which is less than or equal to the amount of the Available Buy-Down Deposits (such portion of the Advances being referred to herein as a “Buy-Down Advances”). Except for the reduction in interest rate described above. Buy-Down Advances shall be treated as Advances of the applicable Type, for all purposes under this Agreement. If Lender specifically agrees in its sole and absolute discretion and on a case-by-case basis to allow a Mortgage Loan to stay in warehouse longer than the Warehouse Period therefore, the outstanding principal amount of the related Advance owed to Lender shall during the period of time in warehouse in excess of such Warehouse Period, bear interest at an annual interest rate equal to the lesser of: (i) the Maximum Rate or (ii) the Interim Default Rate.

8. Section 2.7 (Mandatory Repayments) of the Agreement is hereby amended to amend and restate subsections (c) and (d) thereof to read in their entireties as follows:

(c) Notwithstanding any other provisions of this Agreement. Borrower shall immediately repay: (i) (A) Sublimit A Advances to the extent that the aggregate outstanding principal amount of Sublimit A Advances exceeds the lesser of: (1) the maximum amount of Sublimit A or (2) the Collateral Value of the outstanding Sublimit A Mortgage Loans funded with such Sublimit A Advances, (B) Sublimit B Advances to the extent that the aggregate outstanding principal amount of Sublimit B Advances exceeds the lesser of: (1) the maximum amount of Sublimit B or (2) the Collateral Value of the outstanding Sublimit B Mortgage Loans funded with such Sublimit B Advances. (C) Sublimit C Advances to the extent that the aggregate outstanding principal amount of Sublimit C Advances exceeds the lesser of: (1) the maximum amount of Sublimit C or (2) the Collateral Value of the outstanding Sublimit C Mortgage Loans funded with such Sublimit C Advances. (D) Sublimit D Advances to the extent that the aggregate outstanding principal amount of Sublimit D Advances exceeds the lesser of: (1) the maximum amount of Sublimit D, or (2) the Collateral Value of the outstanding Sublimit D Mortgage Loans funded with such Sublimit D Advances, and (E) Sublimit E Advances to the extent that the aggregate outstanding principal amount of Sublimit E Advances exceeds the lesser of: (1) the maximum amount of Sublimit E, or (2) the Collateral Value of the outstanding Sublimit E Mortgage Loans funded with such Sublimit E Advances, and (ii) Advances to the extent that the aggregate outstanding principal amount of such Advances exceeds the Commitment then in effect. Further, Borrower shall immediately upon demand pay to Lender all amounts necessary from time to time to compensate for any resulting deficiency between the proceeds of sale of the Mortgage Loans and the principal amount advanced under the Line of Credit related to such Mortgage Loans.

(d) Notwithstanding any other provision of this Agreement Lender shall not be required to accept or to continue to hold as security for repayment of Advances under Section 4.3 any Mortgage Loan which (i) has aged more than the length of the applicable Warehouse Period, unless specifically agreed otherwise by Lender in its sole and absolute discretion and on a case-by-case basis. (ii) is deemed unsatisfactory for purchase by the applicable Approved Investor or for pooling and issuance of a Mortgage-Backed Security either by the Certificating Custodian or the pool sponsor, except as provided in Section 4.4(d) below or for any other reason is not or ceases to be an Eligible Mortgage Loan. (iii) except in the case of an Eligible Repurchased Mortgage Loan remains in default for a period in excess of thirty (30) days or (iv) has not been paid for in full within twenty-one (21) days after shipment to an Approved Investor unless said Mortgage Loan and all applicable documents relating thereto have been returned to Lender within said 21-day time period, and in any such case. Borrower shall immediately repay to Lender any Advances made with respect to such Mortgage Loan together with all accrued and unpaid interest thereon. In addition, (A) in the case of any Mortgage Loan funded under a Sublimit D Advance but not repaid in full within (i) ninety (90) days after the Advance Date with regard to such Mortgage Loan. Borrower shall immediately repay to Lender at least 15% (based on the initial value) of such Sublimit D Mortgage Loan on or before the 91st day in the warehouse. (ii) one hundred eighty (180) days after the Advance Date with regard to such Mortgage Loan. Borrower shall immediately repay to Lender an additional 25% (based on the initial value) of such Sublimit D Mortgage Loan on or before the 181st day in the warehouse, (iii) two hundred seventy (270) days after the Advance Date with regard to such Mortgage Loan. Borrower shall immediately repay to Lender another 25% (based on the initial value) of such Sublimit D Mortgage Loan on or before the 271st day in the warehouse and (iv) three hundred sixty (360) days after the Advance Date with regard to such Mortgage Loan. Borrower shall immediately repay to Lender the remaining 25% (based on the initial value) of such Sublimit D Mortgage Loan on or before day 360 in the warehouse, together in each instance with all accrued and unpaid interest thereon, and (B) in the case of any Mortgage Loan funded under a Sublimit E Advance but not repaid in full within ninety (90) days after the Advance Date with regard to such Mortgage Loan. Borrower shall immediately repay to Lender at least 5% (based on the initial Advance Rate Amount) of such sublimit E Mortgage Loan on or before the 91st day in warehouse, together with all accrued and unpaid interest thereon. Borrower further agrees that if Lender specifically agrees in its sole and absolute discretion and on a case-by-case basis to accept or to continue to hold as security for repayment of Advances any Mortgage Loan which has aged more than the length of the applicable Warehouse Period. Borrower shall repay to Lender the related Advance on Lender’s demand, or if no demand for payment is made, in accordance with the payment schedule specified therefor by Lender (which payment schedule may require periodic reductions of the principal amount of such Advance).

9. Section 6.3(a) (Adjusted Tangible Net Worth) of the Agreement is hereby amended and restated in its entirety to read as follows:

(a) Adjusted Tangible Net Worth. Borrower’s Adjusted Tangible Net Worth shall not be less than $15,000,000.00.

10. Section 6.3(d) (Book Net Worth) of the Agreement is hereby deleted.

11. This Amendment shall become effective as of the date first above written, provided that Lender shall have received by such date the following items, all of which must be signed by all appropriate Persons and in form and substance acceptable to Lender in its sole discretion:

(A) This Amendment executed by Borrower and Lender (whether such parties shall have signed the same or different counterparts):

(B) A Third Amendment to Promissory Note executed by Borrower and Lender (the “Note Amendment”) (whether such parties shall have signed the same or different counterparts):

(C) An executed affidavit, in form satisfactory to Lender, regarding the execution of this Agreement and the Note Amendment by Borrower outside the State of Florida:

(D) Certificates of even date herewith signed by the President and or Secretary of Borrower as appropriate certifying (I) the authorizing resolutions of Borrower, (a) the Articles of Incorporation and Bylaws of Borrower previously delivered to Lender remain in full force and effect with no modification or amendments except as disclosed in said Certificate. (1) all representations and warranties previously made to Lender remain true, complete and accurate, and (2) no Event of Default or Potential Default has occurred and is continuing:

(E) A Confirmation of Comfort Letter of even date herewith:

(F) If requested by Lender, good standing certificates certificates of existence of a recent date for Borrower from the state of its incorporation and each other state in which Borrower conducts its business:

(G) Such UCC and other lien searches as Lender shall request, showing no Liens which have priority over Lender’s first priority security interest in the Collateral: and

(H) Such other certificates, opinions, instruments and documents (if any) that Lender shall reasonably request.

12. Notwithstanding the execution of this Amendment and the Note Amendment, all of the indebtedness evidenced by the Note (as modified by the Note Amendment shall remain in full force and effect and any collateral described in any agreement providing security for any obligation of Borrower so defined to include the Note (as modified by the Note Amendment) shall remain subject to the liens, pledges, security interests and assignments of any such agreements as security for the indebtedness evidenced by the Note (as modified by the Note Amendment and all other indebtedness described therein. Nothing herein in this Amendment shall be construed to constitute a novation of the indebtedness evidenced by the Note or to release, satisfy, discharge or otherwise affect or impair in any manner whatsoever (1) the validity or enforceability of the indebtedness evidenced by the Note (as modified by the Note Amendment); (2) the liens, pledges, security interests, assignments and conveyances affected by the Agreement, the other Loan Documents and any other agreement securing such Note (as modified by the Note Amendment), or the priority thereof; (3) the liability of any maker, endorser, surety, guarantor or other Person that may now or hereafter be liable under or on account of the Note (as modified by the Note Amendment) or any agreement securing such Note (as modified by the Note Amendment): or (4) any other security or instrument now or hereafter held by Lender as security for as evidence of any of the above-described indebtedness. In no way limiting the foregoing. Borrower acknowledges and agrees that the indebtedness evidenced by the Note (as modified by the Note Amendment) is and shall remain secured by the collateral described in the Agreement and the other Loan Documents.

13. In order to induce Lender to enter into this Amendment. Borrower represents and warrants that:

(A) The execution, delivery and performance by Borrower of this Amendment and the Note Amendment within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order to award of any arbitrator, court or governmental authority, or of the terms of Borrower’s articles of incorporation or bylaws, or of any contract or undertaking to which Borrower is a party or by which Borrower or its property is or may be bound or affected.

(B) Each of this Amendment and the Note Amendment is the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms.

(C) No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment, the Note Amendment or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of this Amendment or the Note Amendment.

(D) After giving effect to the amendments to the Agreement contained in this Amendment, the representations and warranties contained in Article 5 of the Agreement and in the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, no Event of Default or Potential Default exists or has occurred and is continuing on the date hereof, and no material adverse change has occurred in the financial condition of Borrower since the original date of the Agreement.

14. If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made such occurrence shall be deemed to constitute an Event of Default.

15. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

16. Borrower agrees to pay the reasonable fees and expenses of counsel for Lender, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising Lender as to its rights and responsibilities with respect thereto.

17. Unless otherwise expressly modified or amended hereby, all terms and conditions of the Agreement shall remain in full force and effect, and the same, as amended hereby, are hereby ratified and confirmed in all respects. From and after the effective date hereof, all references in the Agreement, and any other document or instrument entered into in connection therewith, to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

18. This Amendment shall inure to and be binding upon and enforceable by Borrower and Lender and their respective successors and assigns.

19. This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original. All such counterparts shall together be deemed to be one and the same instrument. Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, by and through their respective duly authorized officers as of the day and year first above written.

BORROWER:

ATTEST:		CRESCENT MORTGAGE SERVICES. INC.

By:	/s/ Illegible	By:	/s/ ROBERT C. KENKNIGHT

Its:	Secretary	Name:	Robert C. KenKnight
		Its:	President

[CORPORATE SEAL]

STATE OF GEORGIA

COUNTY OF DEKALB

On this 31st day of January, 2003, personally appeared Robert C. KenKnight, as President of Crescent Mortgage Services, Inc., a Georgia corporation, and before me executed the attached Fourth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, as Lender, and Crescent Mortgage Services, Inc., as Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

/s/ SHELIA BEST

Signature of Notary Public-State of Georgia

Shelia Best

Print Name: Notary Public, State of Georgia
Personally Known ___________________________
Produced Identification _______________________
Type of Identification: ________________________

(NOTARIAL SEAL)

LENDER:
COLONIAL BANK

By:	/s/ AMY J. NUNNELEY

Name:	Amy J. Nunneley
Its:	Senior Vice President

STATE OF ALABAMA

COUNTY OF JEFFERSON

On this 21 day of January, 2003, personally appeared Amy J. Nunneley, as Senior Vice President of Colonial Bank, an Alabama banking corporation, and before me executed the attached Fourth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, as Lender, and Crescent Mortgage Services, Inc., as Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

/s/ Illegible

Signature of Notary Public-State of Georgia

Illegible

Print Name: Notary Public, State of Georgia
Personally Known____________________________
Produced Identification________________________
Type of Identification:_________________________

(NOTARIAL SEAL)

NOTARY PUBLIC STATE OF ALABAMA AT LARGE MY COMMISSION EXPIRES: Dec 23, 2006 BONDED THRU NOTARY PUBLIC UNDERWRITERS